As filed with the Securities and Exchange Commission on September 15, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ING GROEP N.V.
(Exact name of registrant as specified in its charter)

ING GROUP N.V.
(Translation of Registrant’s Name into English)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Amstelveenseweg 500
1081 KL Amsterdam
P.O. Box 810
1000 AV Amsterdam
The Netherlands
(Address of principal executive offices)

ING AMERICAS SAVINGS PLAN AND ESOP
(Full title of the plan)

B. Scott Burton
Corporate General Counsel and Assistant Secretary
ING North America
Insurance Corporation
5780 Powers Ferry Road, N.W.
Atlanta, Georgia 30237-4390
(Name and address of agent for service)

770-980-5637
(Telephone number, including area code, of agent for service)
Copies to: Alexander G. Simpson King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036-4003 William D. Torchiana Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares with a nominal value of 0.24 euros (EUR 0.24) each of ING Group N.V. (1)	5,000,000 (2)	$20.60(3)	$103,000,000	$9,476
Interests in the ING Americas Savings Plan and ESOP	(4)	N/A (5)	N/A (5)	N/A (5)
Bearer Depositary Receipts	(6)	(6)	(6)	(6)

(1)	A separate registration statement on Form F-6 (Registration No. 333-7684) has been filed with respect to the American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts. Each ADS represents one Bearer Depositary Receipt issued by Stichting ING Aandelen with respect to Ordinary Shares with a nominal value of 0.24 euros (EUR 0.24) each of ING Groep N.V.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ING Americas Savings Plan and ESOP for any future stock split, stock dividend or similar adjustment of the outstanding Ordinary Shares and Bearer Depositary Receipts of the Registrant.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, on the basis of the high and low sales prices of the Bearer Depositary Receipts on the Euro Amsterdam Stock Market on September 11, 2003, within 5 business days prior to filing, which was 18.40 euros. Such euro price was converted to U.S. dollars at U.S. $1.1195 = EUR $1.00, the approximate exchange rate prevailing on September 11, 2003.

(4)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(5)	Pursuant to Rule 457(h)(2) under the Securities Act of 1933, where a registration statement registers securities of the registrant and also registers interests in a plan, no separate fee is required with respect to such plan interests.

(6)	Includes a like amount of Bearer Depositary Receipts. Pursuant to Rule 457(i), no additional fee is required in connection with the Bearer Depositary Receipts.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Incorporation of Documents by Reference

The Registrant incorporates herein by reference the Registration Statement on Form S-8 (File No. 333-13668) which was filed by the Registrant with the Securities and Exchange Commission on July 2, 2001.

SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on this 15th day of September, 2003.

ING GROEP N.V.
By: /s/ Cees Maas
Name: Cees Maas Title: Chief Financial Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Scott Burton, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eswald Kist	(Principal Executive Officer)	September 15, 2003
Ewald Kist

/s/ Cees Maas	(Principal Financial Officer)	September 15, 2003
Cees Maas

/s/ J. Hans van Barneveld	(Principal Accounting Officer)	September 15, 2003
J. Hans van Barneveld

/s/ Michel Tilmant	Member of Executive Board	September 15, 2003
Michel Tilmant
Signature	Title	Date

/s/ Fred Hubbell	Member of Executive Board	September 15, 2003
Fred Hubbell

/s/ Hessel Lindenbergh	Member of Executive Board	September 15, 2003
Hessel Lindenbergh

/s/ Alexander Rinnooy Kan	Member of Executive Board	September 15, 2003
Alexander Rinnooy Kan

S-2

Pursuant to the requirements of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, the City of New York, State of New York, on this 15th day of September, 2003.

ING NORTH AMERICA INSURANCE CORPORATION
By: /s/ B. Scott Burton
Name: B. Scott Burton Title: Authorized Signatory

S-1

            THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of September, 2003.

ING AMERICAS SAVINGS PLAN AND ESOP
By: ING U.S. Pension Committee
By: /s/ Darryl Harris
Name: Darryl Harris Title: Chairman

S-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1 23.2 23.3 24.1	Consent of Ernst & Young Accountants Consent of KPMG Accountants N.V. Consent of Ernst & Young Reviseurs d’'Enterprises S.C.C. Power of Attorney (included in signature page)